Second Quarter 2018 Earnings July 24, 2018 Exhibit 99.2

This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions are intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in our press release dated July 24, 2018, which is posted on the Investor Relations page of our website at http://ir.cit.com. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.   Important Notice

Executing on Our Strategies to Simplify, Strengthen and Grow CIT Maximize Potential of Core Businesses Enhance Operational Efficiency 2 Maintain Strong Risk Management 5 Optimize Capital Structure 4 Optimize Funding Costs 2Q18 Progress Strategies Grow revenues – grow core businesses, enhance fee revenue, and leverage connectivity among businesses Optimize cash and investment portfolio Average loan and lease growth of 1% in our core portfolios(1) Funded volume of $2.9 billion, up 30% from the year-ago quarter, partially offset by significant prepayments Reduce and manage operating expenses Invest in and enhance technology Operating expenses down 9% from the year-ago quarter Remain committed to $1,050 million operating expense initiative Reduce unsecured debt cost Improve deposit mix to lower cost (relative to index) Extended unsecured debt maturity profile Raised $1.5 billion of average deposits within our Direct Bank Manage, deploy, and align capital Target 10–11% CET1 ratio Repurchased 12.5 million shares at an average price of $54.43 Board authorized return of up to an additional $750 million of capital Increased quarterly per share common stock dividend by 56% to $0.25 Maintain credit and operating risk discipline Completed sale of Financial Freedom reverse mortgage servicing operations Credit reserves remain strong at 1.59% for the total portfolio and 1.90% for Commercial Banking 1 3 Core portfolios is net of credit balances of factoring clients and excludes NACCO assets held for sale, Legacy Consumer Mortgages, and our Non-Strategic Portfolio segment.

Net Finance Revenue: declined $2 million as higher interest income on loans and investments was offset by higher deposit and borrowing costs Other Non-Interest Income: increased $31 million, primarily attributable to the gain on sale of our reverse mortgage portfolio in conjunction with the Financial Freedom transaction Operating Expenses: decreased $14 million primarily driven by declines in professional fees, compensation and benefits, and the reversal of a non-income tax-related reserve Provision for Credit Losses: decreased $36 million, primarily reflecting the prior quarter impacts from the $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: effective tax rate of 28%. Excluding discrete items, the effective tax rate was 27% Certain balances may not sum due to rounding. See appendix for a non-GAAP reconciliation. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary – Reported(1) vs. Year-ago Quarter Net Finance Revenue: essentially unchanged Other Non-Interest Income: increased $51 million as the current quarter includes $29 million in other revenues related to the Financial Freedom transaction, as well as higher bank-owned life insurance (BOLI) income and higher gains on derivatives, and a benefit from the release of reserves related to the OneWest acquisition Operating Expenses: decreased $28 million reflecting progress on our operating expense reduction initiatives, including declines in professional fees, FDIC insurance costs, and the reversal of a non-income tax-related reserve Provision for Credit Losses: increased $29 million from $4 million in the year-ago quarter, primarily reflecting year-ago impacts of lower loan balances and net credit benefits from changes in portfolio mix Income Tax Provision: impacted by lower federal corporate tax rates from US tax reform, as well as discrete tax items in the current quarter, and discrete items in the year-ago quarter

Net Finance Revenue: decreased by $1 million, primarily due to higher deposit and borrowing costs more than offsetting higher interest income on loans and investments Other Non-Interest Income: increased $1 million. The current quarter includes $5 million of reverse mortgage portfolio activity and $6 million related to a benefit from the release of reserves related to the OneWest acquisition Operating Expenses: decrease of $14 million primarily driven by declines in professional fees, compensation and benefits, and the reversal of a $5 million non-income tax-related reserve Provision for Credit Losses: decreased $36 million from $69 million in the prior quarter, primarily reflecting prior quarter impacts from a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: effective tax rate of 28%. Excluding discrete items, the effective tax rate was 27% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) vs. Year-ago Quarter Net Finance Revenue: decreased by $23 million primarily due to lower purchase accounting accretion, lower gross yields in Rail, higher funding costs, partially offset by higher earnings on investment securities and Commercial Banking loans Other Non-Interest Income: increased $22 million primarily due to higher gains on derivatives, income from the release of reserves related to the OneWest acquisition, and income from BOLI Operating Expenses: decrease of $25 million primarily reflecting lower professional fees and FDIC insurance costs, as well as a $5 million non-income tax-related charge in the year-ago quarter for which we recognized a reserve reversal in the current quarter, partially offset by higher advertising and marketing costs, primarily in Consumer Banking Provision for Credit Losses: increased $29 million from $4 million in the year-ago quarter, primarily reflecting year-ago impacts of lower loan balances and net credit benefits from changes in portfolio mix Income Tax Provision: effective tax rate of 28%. Excluding discrete items, the effective tax rate was 27%

Financial Freedom Transaction – Primarily Gain on Sale of Reverse Mortgage Portfolio: $22 million ($0.17 per diluted common share) after-tax benefit in other non-interest income primarily from the sale of our reverse mortgage portfolio NACCO Suspended Depreciation: $6 million ($0.05 per diluted common share) after-tax benefit in net finance revenue from the suspension of depreciation of NACCO assets held for sale Debt Extinguishment Costs: $14 million ($0.11 per diluted common share) after-tax expense related to the refinancing of $883 million of senior unsecured debt following the issuance of $1 billion of unsecured debt in the first quarter Net Loss on Financial Freedom Servicing Operations – Primarily Reserve and Transaction Costs: $14 million ($0.11 per diluted common share) cumulative after-tax charge in discontinued operations comprising incremental reserves and transaction costs Certain balances may not sum due to rounding. EPS based on 125 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. Second Quarter Impact of Noteworthy Items (Non-GAAP)(1)

Net Finance Revenue decreased by $23 million Decrease primarily due to lower purchase accounting accretion, lower gross yields in Rail, and higher funding costs Decrease partially offset by higher earnings from investment securities and Commercial Banking loans Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)(1) Net Finance Revenue & Net Finance Margin Certain balances may not sum due to rounding. See appendix for details on noteworthy items. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Revenue decreased by $1 million Decrease due to higher deposit and borrowing costs more than offsetting higher interest income on loans and investments Higher borrowing costs reflect a full quarter of interest expense related to our Tier 2 qualifying subordinated debt, as well as higher borrowing rates on our floating-rate debt ($ in millions)

See appendix for details on noteworthy items. Net Operating Lease Revenue related to Rail. Net Finance Margin Walk 1Q18 to 2Q18 Net Finance Margin Walk 2Q17 to 2Q18 Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items)(1)

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. Fee income essentially unchanged Factoring commissions declined $2 million due to seasonally lower volumes Current quarter and prior quarter other revenues included $5 million and $7 million, respectively, of activity related to the reverse mortgage portfolio Current quarter other revenues included a $6 million benefit from the release of reserves related to the OneWest acquisition Other non-interest income increased $22 million Increase due to higher gains on derivatives, higher income from the reverse mortgage portfolio, income from the release of reserves related to the OneWest acquisition, and income from BOLI Other Income Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)(1)

Operating Expenses decreased by 5% Decrease primarily driven by declines in professional fees, compensation and benefits, and a $5 million reversal of a non-income tax-related reserve The decline in professional fees was partially due to a legal accrual in the prior quarter in our Rail division Operating Expenses decreased by 9% Decrease primarily reflecting lower professional fees and FDIC insurance costs, as well as a $5 million non-income tax-related charge in the year-ago quarter for which we recognized a reserve reversal in the current quarter Decrease partially offset by higher advertising and marketing costs, primarily in Consumer Banking Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). All Other Expenses Operating Expenses(1) – Continuing Operations (Excluding Noteworthy Items)(2)

Average earning assets increased 2% primarily reflecting the timing of the sale of the reverse mortgage portfolio and certain liability management and capital actions Average deposit growth of 3% reflects growth in our online deposit channel Average unsecured borrowing growth of 6% primarily reflects the prior-quarter issuance of Tier 2 qualifying subordinated debt Average earning assets decreased 9% primarily reflecting year-ago elevated cash balances for the period between the closing of the Commercial Air sale and related liability management and capital actions, partially offset by growth of investment securities, as well as growth of loans and leases Average deposits decreased 2% due to the reduction of Brokered and certain Commercial deposits Average unsecured borrowings decreased in relation to the sale of our Commercial Air business Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes Non-Strategic Portfolio. Consolidated Average Balance Sheet

Commercial Banking and Consumer Banking Average Loans and Leases(1) Commercial Banking Rail includes $1.2 billion of NACCO assets held for sale Vs. Prior Quarter: Average loans and leases were flat, reflecting growth in Business Capital offset by declines in Real Estate Finance and Commercial Finance, which were impacted by higher prepayment rates in the current quarter Vs. Year-ago Quarter: Average loans and leases increased 3%, reflecting asset growth in Commercial Finance, Rail, and Business Capital Consumer Banking Vs. Prior Quarter: Average loans declined 1% due to the sale of our reverse mortgage portfolio in relation to the Financial Freedom transaction which was partially offset by growth in Other Consumer Banking Vs. Year-ago Quarter: Average loans were flat due to run-off in LCM, and the sale of our reverse mortgage portfolio within the current quarter, partially offset by growth in Other Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients and including assets held for sale. Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $613 million, $647 million, $684 million, $728 million, and $765 million for 2Q18, 1Q18, 4Q17, 3Q17, and 2Q17, respectively. Commercial Banking Consumer Banking ($ in billions) (2)

The current quarter reflects $1.4 billion of unsecured issuances in the prior quarter followed by redemption of $883 million of unsecured debt this quarter Average deposits increased approximately $900 million sequentially reflecting growth within our Direct Bank Average wholesale funding is 14% of total funding down from 16% in the year-ago quarter Interest expense as a percent of AEA increased 18 basis points sequentially, which is primarily attributable to higher deposit costs, as well as higher borrowing rates on floating-rate debt and a full-quarter impact of the $400 million issuance of Tier 2 qualifying subordinated debt Certain balances may not sum due to rounding. Reflects a $1,735 adjustment in 2Q17 related to the timing of the completion of the Commercial Air related debt repayment. Interest expense and average earnings assets are exclusive of noteworthy items; see appendix or details on noteworthy items. Average Funding Mix $40.6 $38.9 $38.3 $39.1 $40.4 (2)

Average Deposit Mix and Cost of Funds Deposits by Type Deposits by Channel Average deposit costs increased 14 basis points reflecting increases in average money market account balances and the retail time deposit rate, partially offset by a reduction in higher-cost brokered deposits Average deposits increased approximately $900 million, driven by growth within our Direct Bank, partially offset by declines in our brokered and commercial channels Average deposit costs increased 23 basis points despite four rate hikes over the past five quarters Continuing to shift mix of deposits away from higher-cost brokered and commercial deposits 38% decline in brokered deposits ($ in billions)

Asset Quality Trends – Continuing Operations (Excluding Noteworthy Items)(1) Non-accrual Loans & Net Charge-offs Allowance for Loan Losses Provision for credit losses of $33 million in the current quarter decreased $36 million from $69 million in the prior quarter, primarily reflecting prior quarter impacts from a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Non-accrual loans as a percent of average loans increased primarily in our Commercial Finance division See appendix for details on noteworthy items. As a percent of average loans, excluding loans held for sale, and excluding charge-offs related to the transfer of reverse mortgages to held for sale in 3Q17. Provision for credit losses of $33 million in the current quarter increased $29 million from $4 million in the year-ago quarter, primarily reflecting year-ago impacts of lower loan balances and net credit benefits from changes in portfolio mix Non-accrual loans as a percent of average loans increased 11 basis points to 0.99% Net charge-offs as a percent of average loans improved 17 basis points to 0.21% Allowance for loan losses up 12 basis points to 1.59%, mostly attributable to Commercial Banking ($ in millions)

Strong Capital Position Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio CET1 capital ratio decreased 90 basis points from the prior quarter and remains strong at 13.2% Approximately 12.5 million shares were repurchased during the quarter at an average price of $54.43 Total capital ratio decreased approximately 80 basis points Risk-weighted assets (RWA) decreased approximately $1.3 billion associated with our investment portfolio strategy to optimize out of higher-RWA securities, as well as the sale of our reverse mortgage portfolio, and seasonally lower balances related to our factoring business Capital ratios are preliminary. CET1 capital ratio decreased approximately 120 basis points Total capital ratio decreased approximately 20 basis points, as capital distributions more than offset retained earnings and Tier 1 and Tier 2 qualifying capital issuances

See appendix for details on noteworthy items. Core portfolios is net of credit balances of factoring clients and excludes NACCO AHFS, Legacy Consumer Mortgages, and NSP. Operating expenses exclusive of restructuring costs and intangible asset amortization. Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. Return on average tangible common equity for continuing operations is adjusted to remove the impact of intangible amortization and goodwill impairment, while average tangible common equity is reduced for disallowed deferred tax assets. Key Performance Metrics – Continuing Operations

Third Quarter 2018 Outlook

($ in millions)	Reported 2Q18	Excluding Noteworthy Items[1] 2Q18	3Q18 Outlook Commentary	2018 Target
AEA	$46,230	$46,230	▪ AEA flat reflecting core loan growth, offset by run-off and asset sales in non-core portfolios	Flat
Core Average Loans and Leases[2]	$31,568	$31,568	▪ Low-single digit quarterly growth in core average loans and leases	Mid-Single-Digit Growth
Net Finance Margin	3.37%	3.29%	▪ Flat around middle of target range	3.20–3.40%
Core Operating Expenses[3]	$262	$262	▪ Quarterly expense run rate to decrease given full year target of $1,050 million	$1,050
Net Efficiency Ratio[4]	50%	54%	▪ Other non-interest income to decline from lack of reverse mortgage activity and other non-recurring items	Mid 50s
Net Charge-offs	0.21%	0.21%	▪ Within the annual target range of 35-45 bps	35–45 bps
Effective Tax Rate[5]	28%	28%, 27%	▪ 26-28% excluding discrete items	26-28% excluding discrete items

ROTCE

- **To achieve ~9.5–10% ROTCE at end of 2018**
  - **CET1 of ~11.5–12.0%**
- **Medium-term ROTCE Target to 11–12%**
  - **CET1 ratio of 10–11%**

(1) See appendix for details on noteworthy items.
(2) Core portfolios is net of credit balances of factoring clients and excludes NACCO AHFS, Legacy Consumer Mortgages, and NSP.
(3) Operating expenses exclusive of restructuring costs and intangible asset amortization.
(4) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(5) Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items.

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Executing on Our Strategies to Simplify, Strengthen and Grow CIT Enhance Operational Efficiency 2 Maintain Strong Risk Management 5 Optimize Capital Structure 4 Maximize Potential of Core Businesses 1 Optimize Funding Costs 3 A Leading National Bank Focused on Lending and Leasing to the Middle Market and Small Businesses Strategic Priorities

APPENDIX

Per share data based on 125 million, 132 million, 131 million, 136 million, and 184 million shares for 2Q18, 1Q18, 4Q17, 3Q17, and 2Q17, respectively; dollar impacts are rounded. Excess interest cost, interest income, and increase in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions. Quarterly Noteworthy Items

Commercial Banking Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients. A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses Commercial Finance: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions. Rail: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing. Sale of European Rail business (NACCO) targeted to close in the second half of 2018. Real Estate Finance: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise. Business Capital: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge. Legacy Consumer Mortgages: Run-off legacy consumer mortgage portfolio. High margins and loss share agreement. Reverse mortgage portfolio sold in the second quarter of 2018. Other Consumer Banking: Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches. Online banking: Well-recognized Direct Banking channel offers online savings accounts and CDs nationally. ($ in billions) (1) Reverse Mortgages $0.6

Commercial Banking – Reported Net Finance Revenue: decreased $4 million primarily driven by higher interest expense, partially offset by an increase in interest income from higher interest rates on floating-rate earning assets Provision for Credit Losses: decreased $34 million, primarily due to the prior quarter impacts from a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily in Commercial Finance Net Finance Revenue: decreased $35 million primarily due to higher interest expense and lower purchase accounting accretion, partially offset by an increase in interest income from higher interest rates on floating-rate earning assets Provision for Credit Losses: increased $33 million, primarily due to a higher reserve rate in the current quarter and from a decrease in loan balances and changes in portfolio mix in the year-ago quarter Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital Net of credit balances of factoring clients.

Consumer Banking – Reported Net Finance Revenue: increased $13 million driven by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates Other Non-Interest Income: increased $26 million, primarily attributable to the gain on sale of our reverse mortgage portfolio as a part of the Financial Freedom transaction Net Finance Revenue: increased $11 million driven by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates, which was partially offset by lower interest income due to suspended purchase accounting accretion from the held for sale reverse mortgage portfolio Other Non-Interest Income: increased $32 million, as the current quarter includes the gain on sale of our reverse mortgage portfolio

Consumer Banking Divisional Performance Legacy Consumer Mortgage Other Consumer Banking

Diversified North American Rail Fleet

Fleet by Type

Total Net Investment: ~$6.3B
Total Cars: ~117,000



Gondola 9%
Coal Car 9%
O&G Covered Hopper 8%
Boxcar 7%
Other 6%
Flatcar 1%
Locomotive 0.3%
Covered Hopper 32%
Tank Car 14%
O&G Tank Car 13%

Operating Leases Only
O&G = Oil & Gas

Operating Leases by Industry



Cement & Building Products 7%
Petrochemicals 6%
Coal & Utilities 3%
Other 3%
Chemicals 3%
Steel & Metals 1%
Mining 1%
Petroleum and Gas 43%
Rail 18%
Agriculture 15%

Highlights

Diversified fleet serving a broad range of customers and industries

- Approximately 500 clients
- ~76% shippers and ~24% railroads
- Strong customer service and long-term customer relationships
- Young, well maintained equipment (average age of 13 years)

Despite excess capacity in the North American fleet network, utilization levels are at the highest since 2015.

Energy Related Rail Cars:
- Tank cars: ~11,000 for the transportation of crude
- Sand cars: ~9,000 supporting crude and natural gas drilling
- Coal cars: ~10,000 for the transportation of coal

Portfolio Management Strategies:
- Shorten lease terms while lease rates are weaker
- Bank funding on new deliveries
- Selective disposal of non-performing assets
- Divert cars from crude oil to alternative services (e.g. to ethanol and other refined products, etc.)

CIT | 2Q18 Earnings
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Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation. Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses. Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. Non-GAAP Disclosures(1)

Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. Non-GAAP Disclosures(1)